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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated February 23, 2017, relating to the consolidated financial statements and financial statement schedule of Archrock, Inc. and subsidiaries (the "Company") (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph regarding the Company's completed spin-off of its international contract operations, international aftermarket services, and global fabrication businesses into an independent, publicly traded company named Exterran Corporation), and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Archrock, Inc. for the year ended December 31, 2016, and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
Feburary 5, 2018

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM